Exhibit 99.1

FOR IMMEDIATE RELEASE:

Quanex Changes Dividend Record Date; Payment Amount and Date Unchanged

HOUSTON, December 12, 2011 – Quanex Building Products Corporation (NYSE:NX) today announced that it revised the dividend declaration announced in its news release issued today. The record date has been changed from December 15, 2011, to December 22, 2011. The dividend payment date remains December 30, 2011, and the payment amount remains $0.04 per share.

Quanex Building Products Corporation is an industry-leading manufacturer of value-added, engineered products and components, serving the energy-efficient building products markets. It is an ROIC-driven company that grows shareholder returns through a combination of organic growth via new products, programs and strategic acquisitions. For more information, visit www.quanex.com.

Statements that use the words “estimated,” “expect,” “could,” “should,” “believe,” “will,” “might,” or similar words reflecting future expectations or beliefs are forward-looking statements. The forward-looking statements include, but are not limited to, references to synergies derived from the acquisition of Edgetech, future operating results and financial condition of Quanex and future uses of cash. The statements in this release are based on current expectations. Actual results or events may differ materially from this release. Factors that could impact future results may include, without limitation, the effect of both domestic and global economic conditions, the impact of competitive products and pricing, the availability and cost of raw materials, and customer demand. For a more complete discussion of factors that may affect the company’s future performance, please refer to the company’s 10-K filing on December 20, 2010, under the Securities Exchange Act of 1934, in particular the section titled, “Private Securities Litigation Reform Act” contained therein.

Investor Contact: Jeff Galow, 713-877-5327, jgalow@quanex.com

Media Contact: Valerie Calvert, 713-877-5305, vcalvert@quanex.com